UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

Hologic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(1) and 0-11

On January 12, 2026 Hologic, Inc. shared the following internal FAQ with its employees.

Employee FAQs

Updated January 12, 2026

Company Culture:

1.	Will we participate in Gallup Q12 this year?

Yes. We will conduct the Gallup engagement survey in 2026.

RSUs, stock options and ESPP:

2.	Can you provide more clarity around what will happen to unvested RSUs that were awarded before the merger agreement was signed on October 21?

RSUs granted before the Oct. 21, 2025 signing of the merger agreement will be cashed out at closing, even if they have not yet vested. At closing, employees will receive the $76 up-front price (less applicable taxes) plus a non-tradable contingent value right (CVR) to receive up to $3 per share in two payments of up to $1.50 each (for a total of up to $79 per share). The non-tradable CVR will be issued to Hologic stockholders at closing but paid, in whole or in part, following achievement of certain global revenue goals in the Breast Health business in fiscal years 2026 and 2027.

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For example, if an employee has 100 RSUs, they will receive $7,600 (less applicable taxes) at closing. They will then receive up to $150, less taxes, after the close of FY26 if BSH global revenue goals are met and another up to $150, less taxes, after the close of FY27, if BSH global revenue goals are met.

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Please note, these distributions may have tax implications. We refer you to the definitive proxy statement we filed with the SEC and the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” for further information. We encourage employees to reach out to their personal financial advisor to discuss their personal circumstances.

3.	What happens to RSUs that were awarded after the merger agreement was signed on October 21?

At closing, awards granted after the October 21 signing of the merger agreement (only RSUs have been granted following the October 21 signing) will be converted into unvested cash awards. These unvested cash awards will continue to vest one-third of their value annually as established in the applicable RSU award agreement, with the right to receive both the $76 up front price and cash equal to the payments (if any) payable to one CVR per share, less taxes. These unvested cash awards are generally subject to continued employment through each vesting date (except that vesting will be accelerated upon qualifying terminations of employment on or after the closing).

4.	What happens to the shares we currently own when the sale closes? Will they be converted to cash? I would like to understand the tax implications and how to be prepared.

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At closing, you will be entitled to receive $76.00 per share in cash and one CVR, which represents the right to receive up to $3.00 in cash, when and if payable, subject to the terms and conditions set forth in the CVR agreement, for each share of common stock that you own immediately prior to the effective time, in each case subject to all required withholding taxes.

•	We refer you to the definitive proxy statement we filed with the SEC and the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” for further information.

•	We encourage employees to consult with their personal financial advisor to understand their specific potential tax implications.

5.	Can you provide more clarity around what will happen if I have stock options that have not yet vested?

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Employees with stock options with an exercise price that is less than $76 per share will receive an amount in cash equal to the excess of $76 over the applicable exercise price per share along with one CVR per share.

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Employees with stock options with an exercise price equal to or more than $76 per share (but less than $79 per share) will not receive the $76 upfront price. Holders of these options will only receive one CVR per share that will take into account the applicable exercise price (meaning that the CVR payment will equal $3.00, minus the amount by which the option exercise price exceeds $76).

•	Options with an exercise price equal to or more than $79 will be canceled for no cash or CVR consideration.

•	We encourage employees to reach out to their personal financial advisor to discuss their personal circumstances.

6.	Will contributions to the ESPP cease at the beginning of the year? If not, are we able to terminate contributions?

The current period ended December 31, 2025 and at this time no changes can be made to existing enrollments. There will be no Hologic ESPP in calendar 2026.

Hologic as a Private Company:

7.	What will happen to employees who are currently designated as “remote” employees once the acquisition is complete?

For most teams, we currently expect that day-to-day work will remain unchanged and that decisions about day-to-day operations will be left to our leadership teams. A key near-term priority for Blackstone and TPG will be continuity – specifically driving strong sales momentum, investing in innovation, and maintaining excellent customer relationships.

8.	Will there still be a company car provided for field service engineers?

For most teams, we currently expect that day-to-day work will remain unchanged and we expect that any decisions about day-to-day operations will be left to our leadership teams.

Required Legal Disclosures

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “likely,” “future,” “strategy,” “potential,” “seeks,” “goal” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These forward-looking statements are based upon assumptions made by Hologic as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

These forward-looking statements are subject to a number of risks and uncertainties that could adversely affect Hologic’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, including without limitation, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Hologic stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Hologic’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Hologic to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risk that the holders of the CVRs will receive less-than-anticipated payments with respect to the CVRs after the closing of the proposed transaction. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Hologic Annual Report on Form 10-K for the fiscal year ended September 27, 2025 filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Hologic from time to time with the SEC. These filings, when available, are available on the investor relations section of the Hologic website at https://investors.hologic.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hologic presently does not know of or that Hologic currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of Hologic by affiliates of Blackstone Inc. and TPG Capital, Hologic filed with the SEC a Definitive Proxy Statement of Hologic (the “Proxy Statement”) on December 23, 2025. Hologic has mailed the Proxy Statement to its stockholders. HOLOGIC URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT HOLOGIC, BLACKSTONE INC., TPG CAPITAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. You are able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Hologic with the SEC at the website maintained by the SEC at www.sec.gov. You are also able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Hologic with the SEC by accessing the investor relations section of Hologic’s website at https://investors.hologic.com or by contacting Hologic investor relations at investors@hologic.com or calling 858-410-8904.

Participants in the Solicitation

Hologic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hologic stockholders in connection with the proposed transaction.

Information regarding the directors and executive officers of Hologic, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal No. 1—Election of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Securities Ownership by Directors and Executive Officers” and “Certain Relationships and Related-Party Transactions,” which was filed with the SEC on January 16, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/859737/000114036125001287/ny20038205x1_def14a.htm, (ii)

in the Proxy Statement, including under the headings “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners and Management” which was filed with the SEC on December 23, 2025 and is available at https://www.sec.gov/Archives/edgar/data/859737/000114036125046571/ny20058411x2_defm14a.htm and (iii) to the extent holdings of Hologic’s securities by its directors or executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=0000859737&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.